Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED INDENTURE

among

GOVERNMENT CONTRACT RECEIVABLES NOTE TRUST

Issuer,

EDS INFORMATION SERVICES L.L.C.,

Servicer,

ELECTRONIC DATA SYSTEMS CORPORATION,

as a Seller and as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION,

as successor in interest to

State Street Bank and Trust Company

Indenture Trustee,

Dated as of October 22, 2003

AMENDED AND RESTATED INDENTURE, dated as of October 22, 2003, among Government Contract Receivables Note Trust, a Delaware business trust, as Issuer, EDS Information Services L.L.C., a Delaware limited liability company, as Servicer, Electronic Data Systems Corporation, a Delaware corporation, as a Seller and as Guarantor and U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company, a national banking association, as Indenture Trustee (the “Indenture”).

This Indenture amends and restates in its entirety that certain Indenture, dated as of September 19, 2001, as supplemented on November 7, 2001, December 31, 2001 and December 18, 2002, each among Government Contract Receivables Note Trust, EDS Information Services L.L.C., as Servicer, Electronic Data Systems Corporation, as a Seller and as Guarantor and State Street Bank and Trust Company, as Indenture Trustee (the “Original Indenture”). Upon the effectiveness of this Indenture, the terms and provisions of the Original Indenture shall, subject to the provisions of this paragraph, be superseded in their entirety by this Indenture.

In addition, notwithstanding the amendment and restatement of the Original Indenture by this Indenture, each of the parties to the Original Indenture shall continue to be liable to each of the other parties to the Original Indenture under the terms of the Original Indenture for all unpaid amounts payable to any such party and all agreements to indemnify any party in connection with events or conditions arising or existing prior to the effective date of this Indenture. Upon the effectiveness of this Indenture, each reference to the Original Indenture in any other document, instrument or Indenture shall mean and be a reference to this Indenture unless otherwise expressly provided. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise effect any other instrument, document or Indenture executed and/or delivered in connection with the Original Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for an issue of its asset backed notes as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

On or prior to the delivery of this Indenture, the Issuer is entering into a Sale and Servicing Agreement with EDS, as Seller and EIS, as Seller and Servicer pursuant to which, among other things, (a) each of the Sellers has conveyed to the Issuer all of its respective right, title and interest (pursuant to which EDS has certain obligations, including the obligation to provide equipment to the NMCI Contract Obligor) in, to and under the Contract Payments arising in the NMCI Contract from time to time and (b) the Servicer has agreed to service the Contract Payments and make collections thereon on behalf of the Noteholders.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders and the Hedge Counterparty, and to secure the repayment of the Obligations, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a) the Contract

Payments, (b) the Subject Equipment (subject to the rights of the NMCI Contract Obligor in and to the Subject Equipment and the use thereof under the terms of the NMCI Contract, including the option of the NMCI Contract Obligor to acquire the Subject Equipment or any part thereof set forth in Section 1.2.2 of the NMCI Contract), (c) all recoveries and proceeds of claims under the insurance policies related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions (for the avoidance of doubt, which does not include distributions made under Section 8.4(b) of this Indenture), income, issues, and profits relating to) the Contract Payments and the Subject Equipment pursuant to the terms of the Sale and Servicing Agreement and this Indenture; (d) all Permitted Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Operations Account (including any subaccounts of any such account), and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount); (e) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Hedge Agreement, the Trust Agreement, the Administration Agreement, the Contract Payments Assignment and the Sale and Servicing Agreement (whether arising pursuant to the terms of the Sale and Servicing Agreement, the Contract Payments Assignment, any Hedge Agreement, the Trust Agreement, the Administration Agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Sale and Servicing Agreement, the Contract Payments Assignment, the Administration Agreement and each Hedge Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Sale and Servicing Agreement, the Contract Payments Assignment, the Trust Agreement, the Administration Agreement and each Hedge Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders; (f) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the foregoing; (g) all other property of the Issuer; (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing; and (i) any proceeds of the foregoing (collectively, the “Collateral”).

LIMITED RECOURSE

Notwithstanding anything in this agreement, the Note Purchase Agreement, the Notes or in any other Transaction Document to the contrary, but without limiting the rights of the Indenture Trustee or the Noteholders in accordance with and subject to the terms of this Indenture, the Notes or any other Transaction Document, the sole source of payment and satisfaction of the Issuer’s obligations hereunder and under the other Transaction Documents shall be the Collateral.

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

Capitalized terms used herein are defined in Annex A.

Section 1.2. Other Definitional Provisions. All terms defined directly or by reference in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (ii) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Indenture are used as defined in that Article; (iii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Indenture (or such certificate or document); (v) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Indenture (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (vi) the term “including” means “including without limitation”; (vii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (viii) references to any Person include that Person’s successors and assigns; and (ix) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (x) the singular includes the plural and vice versa; and (xi) reference to any gender includes a reference to the other gender.

ARTICLE II

THE NOTES

Section 2.1. Form Generally. The Notes will be issued in fully registered definitive form and shall be in substantially the form of Exhibit 2.1 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be registered in the Note Register in the name of each Managing Agent.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note will be dated the Funding Date.

Section 2.2. Denominations; Related Provisions. Notes shall be issued in fully registered definitive form in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination). The Notes shall evidence the Advances made by the Noteholders pursuant to the Note Purchase Agreement. The aggregate Stated Amount of Notes that may be Outstanding at any time is limited to the Maximum Amount. The Indenture Trustee shall record on the Note Register, the Person in whose name each Note is issued, the Note Initial Principal Amount of such Note and all Advances allocated to such Note as notified to it by the Issuer pursuant to Section 2.03(e) of the Note Purchase Agreement, and all payments made to each Managing Agent pursuant to Section 8.4(b) of this Indenture and applied to reduce the principal amount of such Note as notified by the Servicer to the Indenture Trustee in the Monthly Report. The Indenture Trustee shall use this information to calculate the Outstanding Principal Balance of a Note if required to do so for the purposes of this Indenture.

Section 2.3. Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

The Issuer will deliver the Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee shall authenticate at the written direction of the Issuer and deliver the Notes to or upon the written order of the Issuer when so authenticated.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.4. Registration of and Limitations on Transfer and Exchange of Notes. The Issuer shall cause to be kept a register at the Corporate Trust Office of the Indenture Trustee (the “Note Register”) in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the transfer agent and registrar (in such capacity, the “Transfer Agent and Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Registrar and Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar, to be maintained as provided in Section 3.5, if the requirements of Section 8-401 of the UCC are met as certified by the Servicer to the Indenture Trustee, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations of like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met as certified by the Servicer to the Indenture Trustee, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

The Notes have not been registered or qualified under the Securities Act or the securities laws of any state. No transfer of any Note may be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and registration or qualification under applicable state securities laws or is exempt from such registration or qualification.

All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Issuer and the Indenture Trustee duly executed by, the Noteholder thereof or its attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

Any Note held by a Seller at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Issuer and the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Issuer and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to make, and the Transfer Agent and Registrar need not register, transfers or exchanges of Notes for a period of five Business Days preceding the due date for any payment with respect to the Note.

No transfer of any Note, or of the right of any transferee of any Note to receive any payments of principal or interest under that Note, may be made or will be recognized unless the Note has been surrendered and accepted for registration of transfer or exchange in accordance with the provisions of this Section 2.4; provided however, that a transfer of an interest in a Note by a Managing Agent to a SPRC, its related Program Support Provider(s) or related Alternate Transferee(s) or Committed Purchaser(s) as applicable in accordance with the Note Purchase Agreement shall not require registration of transfer.

Section 2.5. Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss, or theft there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Noteholders and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of New York), the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of New York) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Transfer Agent and Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of an obligation of the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Sellers, the Servicer, the Indenture Trustee and any agent of the Issuer, the Sellers or the Indenture Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of this Indenture and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Sellers, the Indenture Trustee nor any agent of the Issuer, the Sellers, the Servicer or the Indenture Trustee shall be affected by any notice to the contrary. The Issuer shall not be responsible for maintaining records of payments to the Persons to whom such payments are to be made hereunder.

Section 2.7. Appointment of Paying Agent. The Issuer hereby appoints and will at all times maintain the Indenture Trustee as the paying agent for the Notes.

Section 2.8. Access to List of Noteholders’ Names and Addresses.

(a) The Issuer will furnish or cause to be furnished to the Indenture Trustee or the Servicer, within five (5) Business Days after receipt by the Issuer of a written request therefor from the Indenture Trustee or the Servicer, respectively, a list of the names and addresses of the Noteholders. Any Noteholder may apply in writing to the Indenture Trustee, and if such application states that the Noteholder desires to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Noteholder proposes to transmit, then the Indenture Trustee, after having been adequately indemnified by such Noteholder for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Noteholder access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and shall give the Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Noteholder’s request.

(b) Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Indenture Trustee, the Transfer Agent and Registrar and the Servicer and any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

Section 2.9. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed by the Indenture Trustee in accordance with its procedures and policies regarding destruction of cancelled instruments unless the Issuer shall direct by a timely order that they be returned to it. The Indenture Trustee shall deliver to the Issuer a certificate of destruction as to each Note destroyed, identifying the Note destroyed and the registered Noteholder or other party surrendering that Note to the Indenture Trustee and the circumstances under which such Note was surrendered and certifying whether any replacement Note has been issued to the Noteholder or its assignee, the aggregate amount of any such replacement Note issued and that the Indenture Trustee has destroyed each Note surrendered to it in accordance with its standard procedures and policies regarding the destruction of cancelled instruments.

Section 2.10. Meetings of Noteholders. The Issuer or the Indenture Trustee may at any time call a meeting of the Noteholders, to be held at such time and at such place as the Issuer and the Indenture Trustee, shall determine, for the purpose of approving a modification or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Indenture subject to Article X.

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.1. Payment of Principal and Interest.

(a) On each Distribution Date, the Indenture Trustee shall pursuant to Section 8.4(b) of this Indenture distribute to each Managing Agent of record on the related Record Date (other than as provided in Section 11.3) on behalf of the Noteholders in its Ownership Group such Managing Agent’s pro rata share based on the respective Outstanding Principal Balance of such Note held by such Managing Agent as calculated by the Servicer and indicated in the Monthly Report, of the amounts held by the Indenture Trustee that are allocated and available on such Distribution Date to pay accrued and unpaid interest on the Notes pursuant to this Indenture.

(b) On each Distribution Date, the Indenture Trustee shall pursuant to Section 8.4(b) of this Indenture distribute to each Managing Agent of record on the related Record Date on behalf of the Noteholders in its Ownership Group such Noteholder’s pro rata share based on the respective Outstanding Principal Balance of such Note held by such Managing Agent as calculated by the Servicer and indicated in the Monthly Report, of the amounts held by the

Indenture Trustee that are allocated and available on such Distribution Date to pay principal of the Notes pursuant to this Indenture. Notwithstanding any other provision herein or in any Transaction Document, all principal of and accrued and unpaid interest on the Notes shall be due and payable on the Final Maturity Date.

(c) Except as provided in Section 11.3 with respect to a final distribution of funds, distributions to Noteholders hereunder shall be made by (i) wire transfer to each Noteholder in accordance with the written instructions for such wire transfer provided by that Noteholder and (ii) without presentation or surrender of any Note or the making of any notation thereon.

Section 3.2. Compliance with Law. The Issuer will comply in all material respects with all Requirements of Law applicable to it.

Section 3.3. Delivery of Collections. The Issuer agrees to deposit into the Operations Account within 2 Business Days of receipt any misdirected Collections received by it.

Section 3.4. Inspection of Books and Records. At any time, upon no less than ten (10) Business Days’ prior written notice (or, during and after the occurrence of a Default or Event of Default, upon reasonable prior written notice) to the Issuer, the Issuer shall permit the Indenture Trustee and/or any Managing Agent, or any of their respective agents or representatives, during regular business hours (i) to visit the offices and properties of the Issuer for the purpose of examining the files, reports or other physical records of the Collateral, and to discuss matters relating to the Collateral or the Issuer’s performance hereunder with any of the officers or employees of the Issuer having knowledge of such matters, and (ii) to examine and make copies of all files, reports or other physical records with respect to the Collateral. Such audits shall be performed subject to the Issuer’s normal security and confidentiality provisions; provided, however, that the Indenture Trustee or such Managing Agent, or any of their respective agents or representatives, shall not be prohibited from examining and making copies of any files, reports or other physical records generated with respect to the Collateral or from disclosing the result of such audits to third parties to the extent such disclosure is (i) required in order to comply with any applicable law, order, regulation or ruling, or (ii) required in response to any summons or subpoena or in connection with any litigation. Notwithstanding the foregoing, in no event shall the Indenture Trustee have the right to examine or copy any material, information or documents that the Servicer has identified in writing to the Indenture Trustee are confidential, secret or classified documents of the NMCI Contract Obligor (which in any event shall not include the NMCI Contract itself).

Section 3.5. Maintenance of Office or Agency. The Issuer will maintain an office or agency within the State of New York where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Notwithstanding the preceding sentence, the Issuer hereby initially appoints the Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 3.6. Domicile. The Issuer shall not change the jurisdiction in which it is organized without thirty (30) days’ prior written notice to the Indenture Trustee and each Managing Agent, and upon any such change will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected interest of the Indenture Trustee in the Collateral (other than the Subject Equipment to the extent the security interest therein is not required to be perfected).

Section 3.7. Money for Note Payments to Be Held in Trust. As specified in Section 8.4(a) and (b), all payments of amounts due and payable with respect to the Notes which are to be made from amounts withdrawn from the Operations Account shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Operations Account shall be paid over to or at the direction of the Issuer except as expressly provided in this Section 3.7.

Section 3.8. Existence. Subject to Section 3.6, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other related instrument or agreement.

Section 3.9. Protection of Collateral. The Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral as security for the Notes;

(b) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof; provided, however, that the foregoing requirement shall not apply to any items of Subject Equipment that are located outside of the United States of America to the extent that the laws of the jurisdiction or jurisdictions in which those items of Subject Equipment are located impair the lien of the Indenture or the priority of the lien of the Indenture as to those items of Subject Equipment or to embarkable items of Subject Equipment;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made under this Indenture (other than as to the Subject Equipment to the extent the security interest therein cannot be perfected by a filing in one of the United States or other than as to embarkable items of Subject Equipment);

(d) enforce any of the Collateral; or

(e) preserve and defend the Issuer’s title to the Collateral (it being understood that the Issuer does not own title to the Subject Equipment, but only holds certain rights in the Subject Equipment) securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.9, but the Indenture Trustee shall not have any obligation to take any such action unless instructed to do so by the Noteholders in accordance with the terms hereof.

The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Collateral securing the Notes.

Section 3.10. Opinions as to Collateral. On the Funding Date and on each anniversary of the Funding Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel satisfactory to a majority of the Managing Agents and their respective counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest provided; however, that such Opinion of Counsel shall not be required to address the perfection of the lien and security interest of this Indenture as to any Subject Equipment which is not required to be perfected.

Section 3.11. Performance of Obligations; Servicing of Receivables.

(a) The Issuer will not take any action and will use its best efforts as to any of its Affiliates and its commercially reasonable efforts as to all other Persons not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement, it being agreed by the Indenture Trustee that the Issuer does not have the power to cause any action to be taken or not to be taken under the NMCI Contract other than to the extent set out in the Sale and Servicing Agreement or as otherwise permitted by applicable law.

(b) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(c) If the Issuer shall have knowledge of the occurrence of a Termination Event or other Event of Default, the Issuer shall request the Indenture Trustee to promptly notify each Managing Agent, and shall request the Indenture Trustee to specify in such notice the action, if any, being taken with respect to such event. If a Termination Event or other Event of Default shall arise from the failure of a Seller or Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Collateral, the Issuer shall take all reasonable steps available to it to remedy such failure.

(d) On and after the receipt by the Servicer of a notice pursuant to Section 4.5 of the Sale and Servicing Agreement, stating that the Servicer has failed in any material respect to perform its obligations under the Sale and Servicing Agreement, the Servicer shall continue to perform all servicing functions under this Indenture at the direction of the Required Noteholders until a date mutually agreed upon by the Servicer and the Required Noteholders.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of each Managing Agent, enter into or agree to any compromise, waiver or other agreement with the NMCI Contract Obligor, the Sellers, the Servicer or any other Person relating to any Collateral, the NMCI Contract, (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Transaction Documents (except to the extent otherwise provided in the Transaction Documents), agree to any termination or revocation of the NMCI Contract or waive timely performance or observance by the Servicer or either of the Sellers of their obligations under the Sale and Servicing Agreement; (ii) that any amendment to the NMCI Contract not previously consented to by each Managing Agent shall not materially adversely affect the Noteholders and (iii) that any such amendment to the Transaction Documents shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid number of Managing Agents that are required to consent to any such amendment, without the consent of each Managing Agent. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee, the Administrative Agent and each Managing Agent, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee and Agent may deem necessary or appropriate in the circumstances.

Section 3.12. Negative Covenants. So long as any Notes are Outstanding, the Issuer will not:

(a) sell, transfer, exchange, or otherwise dispose of any part of the Collateral unless directed to do so by the Indenture Trustee, except as expressly permitted by this Indenture, the Trust Agreement or the Sale and Servicing Agreement;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes or any amounts payable as part of the Liquidity Fee (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(c) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred under the Notes and this Indenture;

(d) (i) take any action or permit the Sellers, the Servicer or any Affiliate thereof to impair the validity or effectiveness of this Indenture, or hypothecate, subordinate, terminate or discharge the lien of this Indenture or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof except for those Liens permitted under Section 2.6(i) of the Sale and Servicing Agreement or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics, or similar Lien and those other Liens permitted under Section 2.6(i) of the Sale and Servicing Agreement and non-consensual Liens on that part of Collateral in which the Indenture Trustee’s security interest is not required to be perfected) in the Collateral; or

(e) voluntarily dissolve or liquidate in whole or in part.

Section 3.13. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person without the prior written consent of the Indenture Trustee and each Managing Agent and provided that the Indenture Trustee and each Managing Agent shall have received a Tax Opinion with respect to such consolidation or merger; and any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken.

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral without the prior written consent of the Indenture Trustee and each Managing Agent other than as expressly contemplated by the Transaction Documents and provided that the Indenture Trustee and each Managing Agent shall have received a Tax Opinion with respect to such transaction and any action that is necessary to maintain the lien and security interest created by this Indenture as to the remaining Collateral shall have been taken.

Section 3.14. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.13, the surviving Person or the acquiring Person, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 3.14 shall be released from its obligations under this Indenture as the Issuer immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 3.15. No Other Business. The Issuer shall not engage in any business other than (i) purchasing, owning and managing the Trust Assets and the proceeds thereof in the manner contemplated by this Indenture and the other Transaction Documents, (ii) issuing and making payments in respect of the Notes (iii) entering into the Transaction Documents and performing its obligations thereunder, including granting security interests in and collaterally assigning the Collateral and (iv) all activities related thereto.

Section 3.16. Servicer’s Obligations. The Issuer shall use reasonable efforts to cause the Servicer to comply with all of its obligations under the Transaction Documents and the NMCI Contract.

Section 3.17. Investments. Except as contemplated by this Indenture or the Sale and Servicing Agreement, the Issuer shall not own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.18. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than the Trust Assets.

Section 3.19. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial equity interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transaction Documents including distributions on the Equity Certificate and (y) payments to the Indenture Trustee pursuant to Section 6.7. The Issuer will not, directly or indirectly, make payments to or distributions from the Operations Account except in accordance with the Transaction Documents.

Section 3.20. Notice of Events of Default. The Issuer agrees to give a Trustee Officer of the Indenture Trustee and each Managing Agent prompt written notice of each Event of Default hereunder and written notice of each Termination Event and each other default on the part of the Servicer or a Seller of its obligations under the Sale and Servicing Agreement, immediately after obtaining knowledge thereof.

Section 3.21. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV

CONFLICT WITH OTHER SECURITY AGREEMENT

To the extent that the interest of the Indenture Trustee in any of the Collateral is required or permitted by any Governmental Authority including the Department of Navy to be filed or recorded in a security agreement (including the Contract Payments Assignment) other than this

Indenture, then in the case of any conflict between any provisions of such security agreement and this Indenture, this Indenture shall govern as between the parties to this Indenture and to the Transaction Documents.

ARTICLE V

EVENTS OF DEFAULT

Section 5.1. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure to pay the principal of any Note, if and to the extent not previously paid, when the same becomes due and payable; or

(b) failure to pay the accrued interest on any Note, if and to the extent not previously paid, when the same becomes due and payable, which failure continues for a period of five (5) Business Days; or

(c) default in the payment of any other amount payable to any Noteholder or any Managing Agent by the Issuer pursuant to this Indenture, any Note or any other Transaction Document when the same becomes due and payable, and such default shall continue for a period of 20 days after the earlier of (x) the date the Issuer receives notice of such failure from the Indenture Trustee or any Managing Agent and (y) the date on which the Issuer becomes aware of such failure; or

(d) any representation or warranty made by the Issuer in any Transaction Document or any information shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee or any Managing Agent and (y) the date on which the Issuer becomes aware of such failure; or

(e) failure on the part of the Issuer duly to observe or perform any other covenant or agreement set forth in any Transaction Document which failure continues unremedied for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee or any Managing Agent and (y) the date on which the Issuer becomes aware of such failure; or

(f) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

(g) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the Issuer, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay, or the admission in writing by the Issuer of its inability to pay, its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(h) any default, event of default, early amortization event or similar event occurs under or in respect of any Debt in excess of $1,000,000 of the Issuer; or

(i) the Indenture Trustee shall fail to have a valid and perfected first priority security interest in the Collateral (other than the Subject Equipment) or a valid security interest in the Subject Equipment; or

(j) any material adverse change in the operations of the Issuer or any other event which materially adversely affects the ability of the Issuer to perform its duties under the Transaction Documents shall have occurred, or, in the judgment of the Indenture Trustee or a majority of the Managing Agents, will occur with the passage of time; or

(k) EDS ceases to own directly or indirectly 100% of the Equity Certificate and any other equity interests in the Issuer; or

(l) on any two consecutive Distribution Dates, after the application of the funds available in the Operations Account in accordance with Article VIII, the Outstanding Amount plus all accrued and unpaid interest thereon plus any accrued and unpaid Liquidity Fee that is then due and payable exceeds the Borrowing Base; or

(m) the ratings of any Hedge Counterparty are downgraded below A2 by Moody’s or A by Standard & Poor’s or withdrawn and such Hedge Counterparty (i) is not replaced with a Hedge Counterparty which is rated at least A2 by Moody’s and A by Standard & Poor’s or (ii) has not cash collateralized its obligations under the Hedge Agreement to the satisfaction of each Managing Agent, within 30 days of such downgrade or withdrawal; or

(n) on any Distribution Date, the aggregate notional amount for all Hedge Agreements for that Distribution Date shall fail to meet the Hedging Requirements; or

(o) a Termination Event shall have occurred; or

(p) a Change of Control shall occur, provided, however, that such a Change of Control described in clause (i) of the definition thereof shall not constitute an Event of Default if immediately thereafter, the long-term indebtedness of EDS is rated at least BBB- or the equivalent thereof by Standard & Poor’s, and Baa3 or the equivalent thereof by Moody’s, or if such rating is not made, then the commercial paper of EDS is rated at least A-2 or the equivalent thereof by Standard & Poor’s, or P-2 or the equivalent thereof by Moody’s; or

(q) EDS is not in compliance with the Financial Covenants; or

(r) the Level 2 Delinquency Ratio Test shall not be satisfied.

The Issuer shall deliver to a Trustee Officer of the Indenture Trustee and each Managing Agent, within two (2) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (f) or (g) of Section 5.1 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become due and payable. If any other Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Required Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Trustee Officer of the Indenture Trustee if declared by the Required Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, all of the Managing Agents for the events set forth in Section 7.02(a)(1) of the Note Purchase Agreement and the Required Noteholders for all other Events of Default by written notice to the Issuer and a Trustee Officer of the Indenture Trustee, may rescind and annul such declaration and its consequences (but without affecting any allocations made on or after that declaration of acceleration of maturity but prior to such rescission and annulment of such declaration under Article VIII).

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days following the date on which such interest became due and payable, or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee or the applicable Managing Agent, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, interest upon overdue installments of interest, and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the applicable Managing Agent(s), and their respective agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Collateral, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, but subject to Section 5.11 herein, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

Section 5.4. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been accelerated pursuant to Section 5.2, the Indenture Trustee may do one or more of the following (subject to Section 5.15):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due; or

(ii) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; or

(iii) cause the Issuer to sell all or any portion of the Collateral (or interests therein) to the Sellers pursuant to and to the extent provided in the repurchase provisions of Section 2.7 of the Sale and Servicing Agreement (which provisions relate to an obligation to repurchase Contract Payments if certain representations or warranties of the Sellers are inaccurate in a material respect, if certain Liens encumber the Contract Payments or if the NMCI Contract is terminated for cause ) or otherwise, which sale shall be made in a manner which does not violate the Federal Assignment of Claims Act, 31 U.S.C. §3727, and Assignment of Contracts Act, 41 U.S.C. §15), it being understood that any such sale must be made in a manner that takes into account and does not impair the right of the NMCI Contract Obligor to acquire the Subject Equipment to which the lien of this Indenture attaches pursuant to Section 1.2.2 of the NMCI Contract or in any manner whatsoever impair, affect or limit the right of the NMCI Contract Obligor to use the Subject Equipment as contemplated by, pursuant to and in accordance with the NMCI Contract;

provided, however, that the Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (1) the Noteholders representing 100% of the principal balance of the Outstanding Notes consent in writing thereto, or (2) the Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders will be sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and is directed to exercise this remedy by all Managing Agents.

The remedies provided in this Section 5.4(a) are the exclusive remedies provided to the Noteholders with respect to the Collateral and each of the Noteholders (by their acceptance of their respective interests in the Notes) or the Indenture Trustee hereby expressly waive any other remedy that might have been available under the applicable UCC.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes pursuant to Section 5.2 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:	to the Indenture Trustee for amounts due to it pursuant to Section 6.7; and

SECOND:	unless otherwise specified in the related Indenture Supplement, to the Servicer for distribution in accordance with Article VIII with such amounts being deemed to be Collections.

(c) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Indenture Trustee shall mail or send by facsimile, at the expense of the Servicer, to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.5. RESERVED.

Section 5.6. Limitation on Suits. No Noteholder shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Required Noteholders have made a written request to the Indenture Trustee to institute such proceeding in its own name as indenture trustee;

(b) the Required Noteholders have previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c) the Required Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by all of the Managing Agents,

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

The Noteholders and the Managing Agents will only be entitled to institute or prosecute any action against the NMCI Contract Obligor in connection with any recovery with respect to the Contract Payments or any part thereof to the extent permitted by applicable law.

Section 5.7. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder shall have the right which is absolute and unconditional to receive payment of the principal of and interest in respect of the Outstanding Note it owns as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.8. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9. Rights and Remedies Cumulative. No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11. Right to Direct Indenture Trustee. The Required Noteholders shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, however, that subject to Section 6.1, the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall, by a Trustee Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in personal liability.

Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the requisite parties determined in accordance with Section 7.02 of the Note Purchase Agreement may waive in writing any past default, with written notice to the Indenture Trustee, with respect to such Notes and its consequences.

Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Indenture Trustee) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by the Required Noteholders (in compliance with Section

5.6), or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Distribution Date on which any of such amounts was due.

Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Sale of Collateral.

(a) The method, manner, time, place and terms of any sale of Collateral pursuant to Section 5.4(a)(iii) shall be commercially reasonable. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Collateral pursuant to Section 5.4(a)(iii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.4(a)(iii), the Indenture Trustee shall solicit bids for the sale of Collateral. Each Seller or any of its Affiliates shall be entitled to participate in, and to receive from the Indenture Trustee a copy of each other bid submitted in connection with, such bidding process; provided that (i) at least one Person other than a Seller and any of its Affiliates must submit a bona fide offer, and (ii) the Sellers and any of their Affiliates are prohibited from bidding an amount which exceeds fair value for the transferred assets. The Indenture Trustee shall sell such Collateral (or interests therein) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied as specified in Article VIII.

Section 5.16. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral. Any money or property collected by the Indenture Trustee shall be applied as specified in Article VIII.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1. Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing and a Trustee Officer shall have actual knowledge or written notice of such Event of Default, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform to the requirements of this Indenture, as to form.

(c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 6.1(c) shall not be construed to limit the effect of Section 6.1(a);

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and/or the direction of the Noteholders or for exercising any trust or power conferred upon the Indenture Trustee, under and in accordance with this Indenture. The Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Servicer, the Sellers, any Noteholder, Required Noteholders or the Issuer in compliance with the terms of this Indenture.

(d) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.1.

(f) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Collateral, including by (i) accepting any substitute payment obligation for Contract Payments initially transferred to the Issuer under the Sale and Servicing Agreement, (ii) adding any other investment, obligation or security to the Issuer or (iii) withdrawing from the Issuer any Contract Payments (except as otherwise provided in the Sale and Servicing Agreement).

(g) The Indenture Trustee shall have no responsibility or liability for investment losses on Permitted Investments (other than Permitted Investments on which the institution acting as Indenture Trustee is an obligor). The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Issuer. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

(h) The Indenture Trustee shall notify each Managing Agent promptly of the occurrence of any Event of Default of which a Trustee Officer of the Indenture Trustee has actual knowledge of or has actual notice from the Servicer of potential Events of Default.

(i) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Trustee Officer assigned to and working in the Corporate Trust Office of the Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee’s responsibility and liability hereunder, any reference to an Event of Default shall be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this Section 6.1(i).

Section 6.2. Notice of Event of Default. Upon the occurrence of any Event of Default of which a Trustee Officer has actual knowledge or has received written notice thereof, the Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register, notice of such Event of Default hereunder known to the Indenture Trustee within five (5) Business Days after it occurs or within two (2) Business Days after it receives such notice or obtains actual notice, if later.

Section 6.3. Rights of Indenture Trustee. Except as otherwise provided in Section 6.1:

(a) the Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report,

notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture, the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of EDS or EIS. The Issuer shall provide a copy of such Officer’s Certificate to the Noteholders at or prior to the time the Indenture Trustee receives such Officer’s Certificate;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Indenture Trustee at the written direction of one or more of the Noteholders and at the expense of the Noteholders, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any (i) misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care;

(g) the Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Indenture Trustee by this Indenture; and

(h) the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to it in its capacity as paying agent and Transfer Agent and Registrar.

(i) The Indenture Trustee shall have the right to ask for and shall be entitled to receive instruction from the Required Noteholders prior to taking or omitting to take any action pursuant to this Indenture and shall not be liable with respect to any action taken or omitted to be taken by the Indenture Trustee in good faith in accordance with the instructions of the Required Noteholders rendered pursuant to this Indenture, or with respect to any action omitted to be taken by the Indenture Trustee in good faith after requesting, but before receiving, such instruction.

(j) The Indenture Trustee is hereby authorized, in making or disposing of any investment permitted by this Indenture, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Indenture Trustee or for any third person or dealing as principal for its own account.

Section 6.4. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. Neither the Indenture Trustee nor any of its agents makes any representation as to the validity or sufficiency of this Indenture, the Notes, or any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.5. Restrictions on Holding Notes. The Indenture Trustee either in its individual capacity, or in a fiduciary capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, paying agent, Transfer Agent and Registrar or such other agent. Any Transfer Agent and Registrar that is not also the Indenture Trustee or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Transfer Agent and Registrar or such other agent.

Section 6.6. Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

Section 6.7. Compensation, Reimbursement and Indemnification. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under this Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust). Except as expressly provided otherwise in this Indenture, the Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it in connection with the discharge of its obligations hereunder, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer, EDS and the Servicer, jointly and severally, shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability, expense, damage or claim (including the fees of either in-house counsel or outside counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including any claim arising from any failure by Issuer or a Seller to pay when due any sales, excise, transfer or personal property taxes relating to the Collateral. The Indenture

Trustee shall notify the Issuer, EDS and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer, EDS and the Servicer shall not relieve the Issuer, EDS or the Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Issuer, EDS and the Servicer, jointly and severally, shall defend any claim against the Indenture Trustee, the Indenture Trustee may have separate counsel and, if it does, the Issuer, EDS and the Servicer, jointly and severally, shall pay the fees and expenses of such counsel. None of the Issuer, EDS nor the Servicer shall have any obligation to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, bad faith or negligence.

The Issuer’s, EDS’ and the Servicer’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture or earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.1(f) or 5.1(g) with respect to the Issuer, EDS or the Servicer in discharge of its duties hereunder, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

To secure the Issuer’s, EDS’ and the Servicer’s payment obligations in this Section 6.7, the Indenture Trustee shall have a lien prior to the Notes on all money or property held or collected by the Indenture Trustee, in its capacity as Indenture Trustee, except money or property held in trust to pay principal of, or interest on, the Notes.

Section 6.8. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by giving thirty (30) days written notice to the Issuer and each Managing Agent. The Required Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee in writing and may appoint a successor Indenture Trustee.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Managing Agents shall promptly appoint a successor Indenture Trustee. If appointed prior to an Event of Default or Termination Event, the successor Indenture Trustee shall be subject to the reasonable approval of the Issuer.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Servicer, each Managing Agent and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to each Managing Agent and the Issuer. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the payment of any and all amounts then due and owing to the Indenture Trustee pursuant to this Indenture. Any such transfer of any interest in the Contract Payments held by the retiring

Indenture Trustee to the successor Indenture Trustee shall be made in a manner that complies with the requirements of, and in a manner consistent with, the Federal Assignment of Claims Act, 31 U.S.C. §3727, and Assignment of Contracts Act, 41 U.S.C. §15. The retiring Indenture Trustee and the successor Indenture Trustee and the Servicer shall ensure that such transfer of such interest in the Contract Payments can be made in compliance with such statutes and the regulations promulgated thereunder prior to effecting any transfer of any interest in the Contract Payments subject to the terms of such statutes and the retiring Indenture Trustee and successor Indenture Trustee shall execute any document as reasonably requested by the Servicer to ensure such compliance.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Required Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee, with approval of the Required Noteholders, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee, with the approval of the Required Noteholders, may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8. Any such co-trustee or separate trustee appointed at a time when no Default or Event of Default exists shall be subject to the reasonable approval of the Issuer. Such appointment will be made in a manner so that no violation of the Federal Assignment of Claims Act, 31 U.S.C. §3727, and Assignment of Contracts Act, 41 U.S.C. §15, occurs as a result of such appointment.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of the Indenture Trustee’s interest in the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) the Indenture Trustee shall not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and either its long-term unsecured debt shall be rated at least A3 by Moody’s and A- by Standard & Poor’s or its short-term debt shall be rated at least P-2 by Moody’s or A-2 by Standard & Poor’s.

Section 6.12. Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(i) the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States;

(ii) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party; and

(iii) each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 6.13. Custody of the Collateral. The Indenture Trustee shall hold such of the Trust Estate as constitutes investment property pursuant to the Securities Account Control Agreement. Except as permitted by this Section 6.13, the Indenture Trustee shall not hold any part of the Trust Estate through an agent or a nominee.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY

INDENTURE TRUSTEE AND ISSUER

Section 7.1. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of such Record Date, and (b) at such other times, as the Indenture Trustee may request in writing, within ten (10) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Transfer Agent and Registrar, the Indenture Trustee shall furnish to the Issuer such list in the same manner prescribed in clause (b) above. The Indenture Trustee is responsible for obtaining from the Noteholders all IRS Forms (and similar forms under applicable state, local, and foreign tax law) required under applicable U.S. federal, state, local or foreign tax law in order to establish exemptions from or reductions in withholding taxes and for providing such forms to the

Indenture Trustee. The Indenture Trustee shall be responsible for (a) preparing, filing with the applicable taxing authority, and (to the extent required under applicable tax law) furnishing Noteholders with copies of, all tax reports or statements with respect to interest or principal payments on, or redemptions of, notes which are required to be prepared, filed, and furnished under applicable U.S. federal, state, local, or foreign tax law, and (b) withholding, and paying over to the applicable taxing authorities any tax withholdings that are required to be made under applicable U.S. federal, state, local or foreign tax law. The Indenture Trustee shall also maintain all appropriate records documenting compliance with such requirements until such time as all applicable periods of limitation for assessing or collecting any taxes or penalties for failure to comply fully with such requirements have expired, and shall make such records available, on written request, to the Issuer or its authorized representative within a reasonable period of time after receipt of such request.

If required by the withholding tax rules, as determined solely by the applicable Managing Agent, such Managing Agent agrees to provide the Indenture Trustee with a certified tax identification number for each Noteholder pursuant to a signed Form W-9 (or Form W-8, in case of non-U.S. persons) delivered to the Indenture Trustee prior to the date on which any income is earned on investments hereunder. The Managing Agents and Noteholders understand that, in the event such tax identification number is not certified to the Indenture Trustee, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on investments hereunder.

Section 7.2. Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders in the manner provided for, and pursuant to the terms of, this Indenture and shall apply all such money and property received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any party fails to make any payment or perform any obligation it is obligated to make or perform under the Sale and Servicing Agreement or any other Transaction Document, the Indenture Trustee upon the written request of the Required Noteholders shall, subject to Sections 6.1(d) and 6.3(d), take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings to the extent permitted by applicable law. Any such action shall be without prejudice to any right to claim a Default or an Event of Default under this Indenture and to proceed thereafter as provided in Article V.

Section 8.2. Rights of Noteholders. The Collateral shall secure the rights of the Noteholders to receive the portion of Collections allocable to the Noteholders pursuant to this Indenture, funds and other property credited to the Operations Account (or any subaccount thereof) allocable to the Noteholders pursuant to this Indenture.

Section 8.3. Establishment of the Operations Account.

(a) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuer, a Qualified Account (including any subaccount thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Operations Account”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Operations Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders.

(b) The Operations Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Sale and Servicing Agreement, as certified by the Servicer to the Indenture Trustee, as applicable, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds held in the Operations Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Hedge Counterparty. If, at any time, the Operations Account ceases to be a Qualified Account and the same is actually known to a Trustee Officer of the Indenture Trustee, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period as to which the Required Noteholders may consent) establish a new Operations Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Operations Account and from the date such new Operations Account is established, it shall be the “Operations Account.” Pursuant to the authority granted to the Servicer in Section 3.1 of the Sale and Servicing Agreement, as certified by the Servicer to the Indenture Trustee, as applicable, the Servicer shall have the power, revocable by the Indenture Trustee at the direction of the Required Noteholders, to make withdrawals and payments from the Operations Account and to instruct the Indenture Trustee in writing to make withdrawals and payments from the Operations Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties hereunder and under the Sale and Servicing Agreement, as applicable. The Servicer shall reduce deposits into the Operations Account payable by the Sellers on any date to the extent that Seller is entitled to receive funds from the Operations Account on such date.

(c) Funds on deposit in the Operations Account (other than investment earnings and amounts deposited pursuant to the Sale and Servicing Agreement or Section 11.2 of this Indenture) shall at the written direction of the Servicer be invested by the Indenture Trustee or its nominee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Sections 6.13 and

6.1(g). The Servicer shall direct that investments of funds representing Collections collected during any Collection Period shall be invested in Permitted Investments that will mature so that such funds will be available no later than 1:00 p.m., New York City time on each monthly Distribution Date following such Collection Period in amounts sufficient to the extent of such funds to make the required distributions on such Distribution Date. No such Permitted Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Permitted Investment before its maturity, at the written direction of the Servicer, if the Servicer shall certify that such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Permitted Investment or if, prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment. Unless directed by the Servicer in writing, funds deposited in the Operations Account on a Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Operations Account shall be treated as Collections with respect to the last day of the related Collection Period. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.3 nor for the selection of Permitted Investments in accordance with the provisions of this Indenture.

Section 8.4. Collections, Allocations and Distributions.

(a) Collections. The Servicer shall apply or shall instruct the Indenture Trustee in writing to apply all funds on deposit in the Operations Account as described in this Article VIII. Prior to the Termination Date, during each Collection Period, the Servicer will be permitted to withdraw amounts in the Operations Account on any Business Day (a “Withdrawal Date”) to the extent that, after giving effect to such withdrawals, the balance of funds on deposit in the Operations Account as determined and calculated by the Servicer, and certified to the Indenture Trustee by the Servicer, at least equals the aggregate of:

(i) the sum to and including such Withdrawal Date for each day since the prior Distribution Date or, in the case of the first Interest Period, the Funding Date, of the product of (A) the sum, of (1) the aggregate of Group Purchase Limits of all Ownership Groups and (2) without duplication, the sum of the Outstanding Principal Balance of the Notes of all Terminating Ownership Groups immediately after the Prior Distribution Date, (B) the Liquidity Fee Rate and (C) a fraction, the numerator of which is 1 and the denominator of which is 360;

(ii) the product of (A) the sum of (1) the aggregate of Group Purchase Limits of all Ownership Groups and (2) without duplication, the sum of the Outstanding Principal Balance of the Notes of all Terminating Ownership Groups as of such Withdrawal Date, (B) the Liquidity Fee Rate, (C) the number of days from but not including such Withdrawal Date to the last day of the current Interest Period, and (D) a fraction, the numerator of which is 1 and the denominator of which is 360;

(iii) for each of the Notes then Outstanding, the sum to and including such Withdrawal Date for each day since the prior Distribution Date or, in the case of the first

Interest Period for such Note, the Funding Date, of the product of (A) the Outstanding Amount on such day, (B) the Note Interest Rate for the prior Interest Period for such Note or, in the case of the first Interest Period for such Note, the Note Interest Rate calculated as of the Funding Date and (C) a fraction, the numerator of which is 1 and the denominator of which is 360 (or 365 or 366, as applicable, to the extent that the Note Interest Rate is calculated by reference to the Base Rate);

(iv) for each of the Notes then Outstanding, the sum of the product of (A) the Outstanding Amount as at such Withdrawal Date, (B) the Note Interest Rate for the prior Interest Period for such Note, or, in the case of the first Interest Period for such Note, the Note Interest Rate calculated as of the Funding Date, (C) 1.2, (D) the number of days from but not including such Withdrawal Date to the last day of the current Interest Period for such Note and (E) a fraction, the numerator of which is 1 and the denominator of which is 360 (or 365 or 366, as applicable, to the extent that the Note Interest Rate is calculated by reference to the Base Rate);

(v) the amount of any deposits made pursuant to Section 3.2(g) of the Sale and Servicing Agreement since the prior Distribution Date; and

(vi) the excess of the Outstanding Amount as at such Withdrawal Date over the Borrowing Base as of such Withdrawal Date;

(vii) an amount equal to the sum of the Termination Payout Amounts for the Terminating Ownership Groups due and payable on the next Distribution Date;

(viii) an amount equal to one-twelfth of the annual fee payable to the Indenture Trustee; and

(ix) an amount equal to one-twelfth of an amount equal to an annual fee payable to the Administrative Agent based on the Maximum Amount in effect on the date of determination.

provided that, the Servicer will not be permitted to withdraw amounts in the Operations Account on any Withdrawal Date if:

(x) as of the most recent Distribution Date, the sum of the Outstanding Amount plus all accrued and unpaid interest thereon plus the accrued and unpaid Liquidity Fee exceeds the Borrowing Base; or

(y) any Managing Agent has provided a written notice to the Indenture Trustee and the Servicer objecting to such withdrawal.

The Servicer shall instruct the NMCI Contract Obligor to deposit all payments with respect to the NMCI Contract to the Operations Account, and to indicate to the Indenture Trustee the source of such deposits. The Servicer shall promptly (and in any event within two (2) Business Days of receipt) deposit any Collections which it receives into the Operations Account. If on any Distribution Date there are insufficient funds in the Operations Account to pay the amounts set out in paragraphs 8.4(b)(i) to (x) as a result of the Servicer withdrawing an amount pursuant to Section 8.4(a) in excess of the amount it was permitted to withdraw, the Servicer shall deposit to the Operations Account an amount equal to such excess.

(b) Allocations and Distributions. On each Determination Date, the Servicer, pursuant to the Monthly Report delivered to the Indenture Trustee, shall instruct in writing the Indenture Trustee to withdraw and transfer, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such written instructions shall withdraw and transfer, the amounts required to be withdrawn from the Operations Account pursuant to this Section 8.4(b) in order to make the following payments or allocations from the Operations Account for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor in the Operations Account after all prior payments and transfers for such Distribution Date have been made), in the following order of priority, all (including the required amounts) as stated in the Monthly Report:

(i) pay, pro rata, to the Indenture Trustee any accrued and unpaid fees payable to the Indenture Trustee pursuant to this Indenture and to the Owner Trustee, any accrued and unpaid fees payable to the Owner Trustee pursuant to the Trust Agreement;

(ii) if the Administrator is a party other than EDS or one of its Affiliates, pay to the Administrator, any accrued and unpaid fees payable to the Administrator pursuant to the Administration Agreement;

(iii) pay to each Managing Agent, on behalf of its Ownership Group, an amount equal to the Monthly Interest for the Interest Period ending on the day prior to such Distribution Date together with any amounts of Monthly Interest accrued in respect of prior Interest Periods for which no allocation was previously made and Additional Interest on such amounts;

(iv) pay to the Administrative Agent, the Administrative Agent Fee and then pay to each Managing Agent, on behalf of its Ownership Group and in accordance with the Note Purchase Agreement, the accrued and unpaid Liquidity Fee (as defined in the Note Purchase Agreement) then due and payable to each such Managing Agent together with any such fees that accrued in respect of prior Interest Periods for which no allocation was previously made;

(v) if prior to the Termination Date and so long as no Rapid Amortization Event then exists as certified to the Indenture Trustee by the Servicer in the Monthly Report or by a Managing Agent, pay to each Managing Agent whose Ownership Group is a Terminating Ownership Group on behalf of such Terminating Ownership Group and in accordance with Section 2.09 of the Note Purchase Agreement, the Termination Pay-Out Amount for such Terminating Ownership Group;

(vi) if prior to the Termination Date and so long as no Rapid Amortization Event then exists as certified to the Indenture Trustee by the Servicer in the Monthly Report or by a Managing Agent, pay to each Managing Agent, on behalf of its Ownership Group (excluding any Managing Agents whose related Ownership Group is a Terminating Ownership Group), pro rata in accordance with the Outstanding Amount of the Notes, related to the Ownership Groups of those Managing Agents, as a principal payment an amount equal to the excess of the Outstanding Amount of all those Notes (excluding any Notes related to Terminating Ownership Groups) over an amount equal to (A) the Borrowing Base as of the Determination Date minus (B) the aggregate Outstanding Principal Amount of all Notes related to Terminating Ownership Groups (after giving effect to all the payments made pursuant to the immediately preceding clause (v) of this Section 8.4(b)), which amount shall be the amount necessary to reduce the Outstanding Amount of the Notes (excluding any Notes related to Terminating Ownership Groups) to an amount equal to (A) the Borrowing Base as of the Determination Date minus (B) the aggregate Outstanding Principal Amount of all Notes related to Terminating Ownership Groups (after giving effect to all the payments made pursuant to the immediately preceding clause (v) of this Section 8.4(b) and this clause (vi));

(vii) on or after the Termination Date or at any time when a Rapid Amortization Event exists, as certified to the Indenture Trustee, by the Servicer in the Monthly Report or by a Managing Agent, pay to each Managing Agent, on behalf of its Ownership Group, pro rata in accordance with the Outstanding Amount of the Notes, the remaining Outstanding Amount of the Notes;

(viii) pay to each Managing Agent, on behalf of its Ownership Group, any Additional Amounts to the extent not otherwise paid by the Servicer or the Issuer pursuant to the Note Purchase Agreement;

(ix) pay, pro rata, to the Administrator (if the Administrator is EDS or one of its Affiliates) any accrued and unpaid fees payable to the Administrator pursuant to the Administration Agreement and to the Servicer, any accrued and unpaid servicing fees payable to the Servicer pursuant to the Sale and Servicing Agreement; and

(x) pay the remainder of funds in the Operations Account to the holder of the Equity Certificate.

In addition, any amounts received as proceeds of a Clean-up Call pursuant to Sections 11.2(a) and (b) of this Indenture and any amounts payable by the Sellers or the Servicer pursuant to Sections 2.7, 3.2(g) and 3.2(h) of the Sale and Servicing Agreement each as certified to the Indenture Trustee by the Servicer shall be applied as Collections pursuant to this Section 8.4 in the manner in which Collections would be applied on or after the Termination Date.

Section 8.5. Release of Collateral; Eligible Loan Documents.

(a) Subject to Section 8.6, upon the written direction of the Issuer, the Indenture Trustee and the Servicer shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture, as certified to the Indenture Trustee in an officer’s certificate. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture

Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) In order to facilitate the servicing of the Collateral by the Servicer, the Indenture Trustee upon receipt of an Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Collateral (and the Indenture Trustee shall execute any such documents on written request of the Servicer), subject to the obligations of the Servicer under the Sale and Servicing Agreement.

(c) The Indenture Trustee shall, subject to the last sentence in this Section 8.5(c) and Section 8.6, at such time as there are no Notes outstanding, release and transfer, without recourse, to the Issuer or its designated transferee all of the Collateral that then secured the Notes. From time to time during the period in which Notes are outstanding, subject to the last sentence in this Section 8.5(c) and Section 8.6, the Indenture Trustee shall release and transfer, without recourse, to the Issuer or its designated transferee (i) any item of Subject Equipment as to which a substitute item of Subject Equipment has been provided by either Seller to the NMCI Obligor in connection with any refreshment of technology pursuant to the terms of the NMCI Contract, which substitute item of Subject Equipment has a fair market value equal to or greater than the item of Subject Equipment to be released and as to which substitute item of Subject Equipment no related Advance is made pursuant to the Transaction Documents and (ii) any item of Subject Equipment if the Unamortized Equipment Receivable Balance associated with that item of Subject Equipment is zero. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.5(c) only upon receipt of an Issuer Order which states, among other things, that (x) all conditions precedent to such release stated in this Section 8.5(c) have been complied with and satisfied and (y) with respect to release of Collateral pursuant to clause (i) of the immediately preceding sentence, the fair market value of the released item of Subject Equipment (within 90 days of such release).

(d) Notwithstanding anything to the contrary in this Indenture, the Sale and Servicing Agreement and the Trust Agreement, immediately prior to the release of any portion of the Collateral pursuant to this Indenture, the Indenture Trustee shall, at the written request of the Issuer and the Servicer, remit to the holder of the Equity Certificate any funds that, upon such release, would otherwise be remitted to the Issuer pursuant to Section 8.4 of this Indenture.

Section 8.6. Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to Section 8.5(a) (other than as to release of Collateral of the types referred to in the second sentence of Section 8.5(c)), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as conditions to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and the Servicer, opining as to the legal effect of any such action and that such action will not alter the rights of the Noteholders under this Indenture except as to the released Collateral, and an Officer’s Certificate outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. The Indenture Trustee and counsel rendering any such opinion may conclusively rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

REPORTS TO NOTEHOLDERS

The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

(a) On each Distribution Date, the Indenture Trustee shall forward to each Noteholder the Monthly Report prepared by the Servicer.

(b) A copy of each statement or certificate provided pursuant to paragraph (a) may be obtained by any Noteholder by a request in writing to the Servicer.

(c) On or before January 31 of each calendar year, beginning with January 31, 2002, the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Indenture Trustee and Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in effect.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1. Supplemental Indentures. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Required Noteholders, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however that no such supplemental indenture shall, without the consent of the Noteholder of each outstanding Note:

(a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(c) modify Section 8.4 or any of the defined terms related thereto;

(d) reduce the percentage of the Outstanding Amount the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(e) reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

(f) decrease the percentage of the Outstanding Amount required to amend the sections of this Indenture which specify the applicable percentage of the Outstanding Amount of the Notes necessary to amend the Indenture or any Transaction Documents which require such consent;

(g) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, a Seller or any Affiliate thereof;

(h) impair or adversely affect the Collateral except as otherwise permitted in this Indenture; or

(i) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any such Collateral at any time subject hereto or deprive the Noteholder of any Note of the security provided by the Lien of this Indenture.

It shall not be necessary for any Act of Noteholders under this Section 10.1 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.1, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.2. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture or modification constitutes the legal, valid and binding obligation of the Issuer in accordance with its terms. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 10.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. This Section 10.3 does not apply to Indenture Supplements.

Section 10.4. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

ARTICLE XI

TERMINATION

Section 11.1. Termination of the Issuer. The Issuer and the respective obligations and responsibilities of the Issuer created hereby shall terminate, except with respect to the duties described in Section 11.3(b), as provided in the Trust Agreement.

Section 11.2. Optional Redemption.

(a) On any day occurring on or after the date after the Termination Date as certified to the Indenture Trustee by the Servicer or Administrative Agent on which the Outstanding Amount of the Notes is reduced to 10% or less of the Outstanding Amount of Notes as of the Termination Date, the Servicer shall have the option to redeem the Notes, (the “Clean-up Call”) at a purchase price equal to (i) if such day is a Distribution Date, the Note Repurchase Price for such Distribution Date or (ii) if such day is not a Distribution Date, the Note Repurchase Price for the Distribution Date next following such day.

(b) The Servicer shall give each Managing Agent and the Indenture Trustee at least thirty (30) days prior written notice of the date on which the Servicer intends to exercise the Clean-up Call. Not later than 12:00 noon, New York City time, on such day the Servicer shall deposit into the Operations Account in immediately available funds the Note Repurchase Price. Such redemption option is subject to payment in full of the Note Repurchase Price. Following such deposit into the Operations Account in accordance with the foregoing, the Noteholders shall have no further security interest in the Collateral.

Section 11.3. Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Distribution Date on which the Noteholders may surrender their Notes for payment of the final distribution on and cancellation of such Notes (or, in the event of a final distribution resulting from the application of Section 2.9 of the Sale and Servicing Agreement, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than thirty (30) days prior to such Distribution Date). Such notice shall be accompanied by an Officer’s Certificate setting forth the information specified in Section 3.5 of the Sale and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders specifying (i) the date upon which final payment will be made upon presentation and surrender of Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified.

(b) Notwithstanding a final distribution to the Noteholders (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Operations Account after such final distribution shall continue to be held in trust for the benefit of such Noteholders and the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid to the holder of the Equity Certificate). In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Operations Account held for the benefit of such Noteholders. Upon the written request of the Servicer, the Indenture Trustee shall pay to the Issuer any monies held by it for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 11.4. Issuer’s Termination Rights. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement (as certified to the Indenture Trustee by the Issuer) and upon the written direction of the Issuer, the Indenture Trustee shall assign and convey to the holder of the Equity Certificate or any of its designees, (as certified to the Indenture Trustee by the Issuer) without recourse, representation or warranty, all right, title and interest of the Issuer in the Collateral, whether then existing or thereafter created (including all moneys then held in the Operations Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.3(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested in writing by the holder of the Equity Certificate to vest in the holder of the Equity Certificate or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Compliance Certificates and Opinions etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than with respect to actions specifically contemplated by this Indenture that do not require such action, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate and an opinion of counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) Notwithstanding any other provision of this Section 12.1, the Issuer may, upon certification to the Indenture Trustee that such action is permitted by the Transaction Documents, (A) collect, liquidate, sell or otherwise dispose of Collateral as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Operations Account as and to the extent permitted or required by the Transaction Documents.

Section 12.2. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, a Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, a Seller or the Issuer, unless such Responsible Officer or Counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.3. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or Required Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or Required Noteholders in person or by their agents duly appointed in writing as certified to the Indenture Trustee by such Managing Agent, and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.4. Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	If to the Servicer or EDS:

EDS NMCI CFO Business Management

13600 EDS Drive, A5N-B48

Herndon, VA 20171

Attention: Mathew B. Feck

                 Manager, NMCI Equipment Finance

Phone: 703-742-2551

Fax: 703-742-1460

with a copy to:

Electronic Data Systems Corporation

5400 Legacy Drive

Mail Stop H1-3A-34

Plano, TX 75024-3105

Attention: Frank Castora

                 Director, Corporate Finance—Americas

Phone: 972-605-8759

Fax: 972-605-8640

And, in the case of any notice of termination, default or claim for indemnity, with a copy to:

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, TX 75024-3105

Attention: General Counsel

Phone: 972-605-5584

Fax: 972-605-5610

(ii)	If to the Issuer:

The Bank of New York (Delaware),

as Owner Trustee

502 White Clay Center, Route 273

Newark, DE 19711

Attention:

Fax No.:

Telephone No.:

Notices to the Issuer should be copied to EIS, as servicer.

(iii)	If to the Indenture Trustee:

U.S. Bank National Association,

as successor in interest to

State Street Bank and Trust Company

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Fax No.: 860-241-6897

Telephone No.: 860-241-6815

(iv)	If to the Noteholders:

To the address of each Noteholder

as it appears on the Note Register

with a copy to the applicable Managing Agent

(v)	If to a Managing Agent:

To the notice address and information therefor specified in the Note

Purchase Agreement.

Section 12.5. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the prior written consent of the Indenture Trustee, may enter into any agreement with any Noteholder or the applicable Managing Agent on behalf of such Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.6. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.7. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer, EDS and the Servicer shall bind its successors and assigns, whether so expressed or not.

Section 12.8. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.9. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and each Managing Agent, Noteholders, the Servicer and the Sellers, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.10. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.11. GOVERNING LAW. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN (WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS).

Section 12.12. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.13. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, shareholder, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

Section 12.14. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.

GOVERNMENT CONTRACT RECEIVABLES NOTE TRUST, as Issuer

By: THE BANK OF NEW YORK (Delaware) not in its individual capacity, but solely as Owner Trustee

By:	/S/ ART PAVONI
Name:	Art Pavoni
Title:	Senior Vice President

EDS INFORMATION SERVICES L.L.C., as Servicer

By:	/S/ SCOTT J. KRENZ
Name:	Scott J. Krenz
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION, as successor in interest to State Street Bank and Trust Company, as Indenture Trustee

By:	/S/ SUSAN C. MERKER
Name:	Susan C. Merker
Title:	Vice President

ELECTRONIC DATA SYSTEMS CORPORATION, as a Seller and as Guarantor

By:	/S/ SCOTT J. KRENZ
Name:	Scott J. Krenz
Title:	Treasurer

Acknowledged and Accepted:

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as a Managing Agent for the CSFB Ownership Group

By:	/S/ BRUCE T. MILLER
Name:	Bruce T. Miller
Title:	Director

By:	/S/ JOSH BORG
Name:	Josh Borg
Title:	Vice President

HSBC SECURITIES (USA) INC., as Managing Agent for the HSBC Ownership Group

By:	/S/ CHRISTINE DALTON
Name:	Christine Dalton
Title:	Vice President

ABN AMRO BANK N.V., as Managing Agent for the ABN Ownership Group

By:	/S/ KEVIN G. PILZ
Name:	Kevin G. Pilz
Title:	Vice President

By:	/S/ S. SEAN CHEN
Name:	S. Sean Chen
Title:	Senior Vice President

DEUTSCHE BANK, AG, NEW YORK BRANCH, as Managing Agent for the DB Ownership Group

By:	/S/ WILLIAM W. MCGINTY
Name:	William W. McGinty
Title:	Director

By:	/S/ PETER ESCHMANN
Name:	Peter Eschmann
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent for the GE Ownership Group

By:	/S/ JAY A. PAGE
Name:	Jay A. Page
Title:	Chief Risk Officer

ANNEX A TO INDENTURE

DEFINITIONS

“Act” is defined in Section 12.3(a) of the Indenture.

“Additional Amounts” has the meaning given in the Note Purchase Agreement.

“Additional Interest” has the meaning given in the Note Purchase Agreement.

“Administration Agreement” means the Administration Agreement, dated as of September 19, 2001, between the Issuer and the Servicer.

“Administrative Agent” means Credit Suisse First Boston, New York Branch.

“Advance” has the meaning given in the Note Purchase Agreement.

“Advance Date” has the meaning given in the Note Purchase Agreement.

“Advance Paydown Period” means, as to any portion of an Advance made or requested with respect to an Equipment Receivable, (i) if prior to the Commitment Termination Date as to all Ownership Groups, the Amortization Period as to that Equipment Receivable or (ii) if after or on the Commitment Termination Date as to all Ownership Groups, the lesser of (a) 36 months, (b) the Amortization Period as to that Equipment Receivable and (c) the number of months remaining in the Base Term.

“Advance Rate” means 30%.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders pursuant to the Transaction Documents.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amortization Period” means the number of months specified by the Servicer with respect to each Equipment Receivable, as specified in the Notice of Advance (as defined in the Note Purchase Agreement) requesting the Advance made with respect to that Equipment Receivable, which number of months shall be reasonably equivalent to the useful life of the Subject Equipment designated as being related to such Equipment Receivable.

“Authorized Officer” means:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Funding Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to either Seller, any officer or designated representative of that Seller who is authorized to act for that Seller in matters relating to that Seller and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by that Seller to the Indenture Trustee on the Funding Date (as such list may be modified or supplemented from time to time thereafter); and

(c) with respect to the Servicer, any officer or designated representative of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Funding Date (as such list may be modified or supplemented from time to time thereafter).

“Base Term” means, as of any date of determination, the number of months remaining until the Final Maturity Date.

“Base Rate” has the meaning given in the Note Purchase Agreement.

“Borrowing Base” means, as of any date of determination, the least of:

(a) the Unamortized Equipment Receivables Balance on such date;

(b) the Gross Asset Balance;

(c) (i) the cancellation charge ceiling applicable at the time the date of determination occurs as set out in Schedule I to this Annex A plus

(ii) the amount of the Contract Payments (other than one-time or special-incentive Contract Payments) the Servicer expects to receive from the NMCI Contract Obligor in respect of the NMCI Contract for the month in which the date of determination occurs multiplied by 6, as certified by the Servicer in good faith to the Indenture Trustee and each Managing Agent less

(iii) the sum, for each of the Notes then outstanding, of the sum, for each day to and including such date of determination for each day since the date interest accrued on the Note was last paid, of the product of (A) the Outstanding Principal Balance of that Note on such day, (B) the Note Interest Rate for the prior Interest Period for that Note and (C) a fraction, the numerator of which is 1 and the denominator of which is 360

(or 365 or 366, as applicable, to the extent the Note Interest Rate for that Note is calculated by reference to the Base Rate) less

(x) the sum, for each of the Notes then outstanding, of the sum, for each day to and including such date of determination for each day since the date the Liquidity Fee was last paid to the Managing Agent in whose name that Note is registered, of the product of (A) (1) if that Managing Agent is related to an Ownership Group that is not a Terminating Ownership Group, the Group Purchase Limit for that Managing Agent’s related Ownership Group on that day or (2) if that Managing Agent is related to a Terminating Ownership Group, the Outstanding Principal Balance of that Note on that day, (B) the Liquidity Fee Rate and (C) a fraction, the numerator of which is 1 and the denominator of which is 360; plus

(y) the product of (A) the sum of (1) the aggregate of the Group Purchase Limits of all Ownership Groups that are not Terminating Ownership Groups on that day and (2) the aggregate of the Outstanding Principal Balance of the Notes relating to all Terminating Ownership Groups on that day, (B) the Liquidity Fee Rate, (C) 1.2, (D) the number of days from but not including such date of determination to the next Distribution Date that falls at least six months after the date of determination and (E) a fraction, the numerator of which is 1 and the denominator of which is 360; plus

(z) the sum, for each of the Notes then outstanding, of the product of (A) the Outstanding Principal Balance of that Note at such date of determination, (B) the Note Interest Rate for that Note for the prior Interest Period, (C) 1.2 and (D) the number of days from but not including such date of determination to the next Distribution Date which falls at least six months after the date of determination and (E) a fraction, the numerator of which is 1 and the denominator of which is 360 (or 365 or 366, as applicable, to the extent the Note Interest Rate is calculated by reference to the Base Rate); and

(d) the applicable minimum contract value of the NMCI Contract as set out in the “Summary of Minimum Contract Value” in “Part One - Continuation of SF 1449” of the NMCI Contract for the program year (as such term is used in the NMCI Contract) in which the date of determination occurs and the Phase (as such term is used in the NMCI Contract) that is in effect at the time of determination and each remaining year of the NMCI Contract (including, to the extent the NMCI Contract Obligor’s option to extend the term of the NMCI Contract is exercised, any option years);

provided, however, that, for purposes of the calculation of the Borrowing Base, Gross Asset Balance and the Unamortized Equipment Receivables Balance shall not include any monthly payments payable after the end of the base term of the NMCI Contract (without giving effect to any renewals thereof).

“Borrowing Base Period” means, as to any portion of any Task Order Specific Contract Payments,

(i) if at least 24 months remain in the Base Term of the NMCI Contract at the time of determination, a period of the lesser of (a) 36 months and (b) the number of months remaining in the Base Term; and

(ii) if less than 24 months remain in the Base Term of the NMCI Contract at the time of determination, zero.

“Business Day” means each day which is neither a Saturday, a Sunday nor any other day on which banking institutions in New York, New York, are authorized or obligated by law or required by executive order to be closed.

“Change of Control” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Clean-up Call” has the meaning given in Section 11.2(a) of the Indenture.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted pursuant thereto as in effect from time to time and any successor statute or regulations thereto.

“Collateral” has the meaning given in the Granting Clause of the Indenture.

“Collection Period” means as to the first such period, from the first Advance Date through the last day of the calendar month preceding the first Distribution Date occurs and thereafter the period from and including the first day of the calendar month preceding a related Determination Date to and including the last day of such calendar month.

“Collection Ratio” means the ratio (expressed as a percentage) computed for each calendar month by dividing (a) the aggregate amount of Collections received in that calendar month by (b) the sum of the aggregate amount of Invoices issued in the immediately preceding calendar month plus without duplication, the sum, for all such Invoices, of the Dilution attributable to such Invoice and, without duplication, the amount of each such Invoice disputed for such calendar month; provided that the Collections with respect to, and the amount of Invoices related to, one-time or special-incentive Contract Payments shall be excluded from this ratio.

“Collections” means all payments and amounts received from the NMCI Contract Obligor in respect of the NMCI Contract, the Contract Payments and other Collateral (including periodic payments made in respect of the fulfillment of obligations by the Sellers to the NMCI Contract Obligor under the NMCI Contract, interest and other charges, but excluding all amounts paid by the NMCI Contract Obligor directly to First Tier Small Business Subcontractors) and all Deemed Collections.

“Commitment Termination Date” has the meaning given in the Note Purchase Agreement.

“Consolidation Fee” has the meaning given to such term in the Note Purchase Agreement.

“Consolidation Fee Rate” for any Managing Agent and its related Ownership Group, has the meaning set forth in the Fee Letter.

“Contract Payments” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Contract Payments Assignment” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Counter-Hedge Agreement” means the Counter-Hedge Agreement, dated as of November 7, 2001, by and between EIS and the Issuer, as amended and supplemented from time to time.

“Corporate Trust Office” means

(a) for the Indenture Trustee, the principal office at which at any particular time its corporate trust business concerning this Indenture shall be administered, which office at date of the execution of the Indenture is located at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attn: Corporate Trust Department, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Sellers, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Sellers);

(b) for the Owner Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 502 White Clay Center, Route 273, Newark, DE 19711, Attn: Corporate Trust.

“Debt” of any Person means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, but in any event including liabilities secured by any lien or encumbrance existing on property owned or acquired by such Person or an Affiliate thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, obligations under acceptance facilities and reimbursement obligations and all guaranties, recourse, endorsements, and other contingent obligations with respect to Debt of others, including any obligations to acquire any such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto.

“Deemed Collections” means any Collections deemed to have been received pursuant to Section 3.2(g) or (h) of the Sale and Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Determination Date” means the seventh calendar day prior to each Distribution Date.

“Dilution” means a reduction in the amount of any Contract Payments attributable to any non-cash items including credits, rebates, billing errors (upon determination of such), price reductions, disputes (including disputes regarding billing) which continue for longer than 120 days, set-offs, counterclaims and other adjustments. For the avoidance of doubt, “Dilution” does not include any reductions in the amount of any Contract Payments due to such Contract Payments being written off as uncollectible due to the insolvency of the NMCI Contract Obligor.

“Distribution Date” means, November 20, 2003 and the 20th day of each calendar month thereafter or, if such 20th day is not a Business Day, the next succeeding Business Day.

“Dollars,” “$” or “U.S. $” means United States dollars.

“EDS” means Electronic Data Systems Corporation, a Delaware corporation.

“EIS” means EDS Information Services, L.L.C., a Delaware limited liability company.

“Eligible Asset” means, as of any date of determination, any Task Order Specific Contract Payments relating to a particular Task Order issued by the NMCI Contract Obligor with respect to which the following criteria are then satisfied:

(a) it has been originated by the Sellers in compliance with all applicable laws and regulations and only those Task Order Specific Contract Payments which are payable on or prior to the end of the base term of the NMCI Contract (without giving effect to any renewals thereof) are included as “Eligible Assets”;

(b) the NMCI Contract Obligor has issued the particular Task Order and the relevant Seller has delivered an initial Invoice (and all subsequent Invoices deliverable on or prior to such date of determination pursuant to the NMCI Contract) to the NMCI Contract Obligor in connection with that Task Order in accordance with the NMCI Contract and the provisions of the FAR indicating the amount of the monthly payment to be made by the NMCI Contract Obligor in the Collection Period to which such payment relates;

(c) those Task Order Specific Contract Payments pursuant to which the payment is made arose in accordance with the NMCI Contract and the FAR;

(d) a complete original counterpart of the NMCI Contract or a complete copy of the NMCI Contract, certified by EDS as to its conformity to an original counterpart of the NMCI Contract, has been delivered to the Indenture Trustee;

(e) one of the Sellers or the Servicer (1) has certified to the Indenture Trustee and each Managing Agent the aggregate amount of such Task Order Specific Contract Payments (which certification may be accomplished by the delivery of the certificate contemplated by Section 2.1(f) of the Sale and Servicing Agreement), as determined by the Sellers, (2) has certified the Product Cost of the Subject Equipment associated with the Task Order Specific Payments as designated by the Servicer, and (3) has designated to the Indenture Trustee and each Managing Agent the initial Amortization Period for each Equipment Receivable, as determined by the Servicer (which designation, in the case of an initial Amortization Period, will be accomplished by the delivery of a Notice of Advance (as defined in the Note Purchase Agreement) by the Servicer which sets the Amortization Period.).

(f) there exists a legal, valid and binding obligation of the NMCI Contract Obligor to make payment of the monthly payment set forth in each Invoice described in paragraph (b) above;

(g) no litigation has been instituted or, to either of the Sellers’ knowledge, threatened, which if determined adversely to either Seller would result in the NMCI Contract Obligor not being obligated to make such payment or would reduce the amount of such payment, and the payment is not subject to, nor has the NMCI Contract Obligor asserted, any right of rescission as to its obligation to make the payment, any right of set off other than the setoff rights not affected or waived by the NMCI Contract Obligor as a result of Section 5.17 of the NMCI Contract and as to such unwaived setoff rights, that Seller does not owe to the NMCI Contract Obligor as of that date of determination any amount that could result in such a setoff, any counterclaim or any defense to its obligation to make such payment;

(h) the Indenture Trustee has a first priority perfected security interest in the Contract Payments and a security interest in the Subject Equipment, which security interest in the Subject Equipment may be perfected by the filing of one or more UCC-1 financing statements;

(i) those Task Order Specific Contract Payments are denominated and payable in U.S. dollars;

(j) the NMCI Contract Obligor has an enforceable obligation to make those Task Order Specific Contract Payments in accordance with the terms of the NMCI Contract, the FAR and other applicable law;

(k) at the time the Contract Payments that comprise in part those Task Order Specific Contract Payments are included in the Borrowing Base as reported in any Monthly Report as Eligible Assets, EDS and EIS have satisfied all of their obligations to be fulfilled up until that time under the NMCI Contract in order for those Task Order Specific Contract Payments to be owing;

(l) the Sellers validly sold and assigned to the Issuer, and the Issuer transferred to the Indenture Trustee, good title to those Task Order Specific Contract Payments, free and clear of all Liens, except Permitted Liens and the same has not been released pursuant to the Release or otherwise;

(m) either (i) the NMCI Contract Obligor bears the risk of loss of the Subject Equipment and is obligated to compensate the Sellers or their assigns for any losses of items of Subject Equipment or (ii) one or both of the Sellers maintain casualty insurance with respect to the Subject Equipment with coverage limits of amounts sufficient to cover at all times the outstanding amounts of the Advances under the Notes associated with the item of Subject Equipment to which the payment relates;

(n) no provision of the NMCI Contract has been compromised, rewritten, adjusted or otherwise modified except as permitted by the Transaction Documents;

(o) the NMCI Contract Obligor has received notice of the assignment of the Contract Payments and has acknowledged that the payments under the NMCI Contract (other than any payments made directly by the NMCI Contract Obligor to First Tier Small Business Subcontractors, payments made by Governmentwide purchase or credit cards or payments made by Persons other than the NMCI Contract Obligor who may order performance under the NMCI Contract and pay the Sellers for that performance directly) will be remitted to the Indenture Trustee;

(p) such Task Order Specific Contract Payments, insofar as they relate to that payment, are either an “account”, or a “general intangible” or a “payment intangible” as defined under the UCC;

(q) the NMCI Contract contains a “no set-off commitment” from the NMCI Contract Obligor generally in the form found in 48 C.F.R. §52.232-23 as “Alternate I” or some variant of that form not materially less favorable to the Noteholders;

(r) to the extent that they are presented or transmitted in electronic form (as opposed to paper), the Task Orders issued by the NMCI Contract Obligor covering the services associated with the items of Subject Equipment related to such payment and any Invoice issued by the Sellers comply, in each case, with all applicable federal and state laws, rules and regulations (whether now existing or hereafter enacted) regarding electronic transactions, and electronic records retention requirements;

(s) all software licenses necessary for the Sellers to fulfill EDS’ or EIS’ obligations under the NMCI Contract on the date of determination have been obtained and are in force;

(t) such Task Order Specific Contract Payments will not be paid by credit card or Governmentwide purchase card by the NMCI Contract Obligor; and

(u) the Subject Equipment necessary to the performance of the obligations that are a part of the NMCI Deliverables (as defined in the Sale and Servicing Agreement) that relate to the Task Orders giving rise to such Task Order Specific Contract Payments has been delivered and, to the extent that Subject Equipment is to be or is being used at a fixed location, has been installed.

“Eligible Institution” means any depository institution (which may be the Owner Trustee or the Indenture Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) has FDIC deposit insurance and (b) has (i) a long-term unsecured debt rating acceptable to each Managing Agent, which in the case of Standard and Poor’s shall be a rating of AAA or (ii) a certificate of deposit rating acceptable to each Managing Agent which in the case of Standard and Poor’s shall be a rating of A-1+. Notwithstanding the previous sentence, any institution the appointment of which each Managing Agent has consented to shall be considered an Eligible Institution.

“Equipment Receivable” means the part of any Task Order Specific Contract Payments certified by the Servicer to the Indenture Trustee as payable by the NMCI Contract Obligor and designated as being related to certain Subject Equipment by the Servicer.

“Equipment Receivable Consideration” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Equity Certificate” means the trust certificate evidencing the beneficial equity interest in the Issuer.

“Event of Default” has the meaning given in Section 5.1 of the Indenture.

“Expenses” has the meaning given in Section 9.02 of the Trust Agreement.

“FAR” means the Federal Acquisition Regulations.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fee Letter” has the meaning given to such term in the Note Purchase Agreement.

“Final Maturity Date” means the April 20, 2007 Distribution Date.

“First Tier Small Business Subcontractors” means the subcontractors referred to in Section 5.10 of the NMCI Contract.

“Funding Date” has the meaning given to such term in the Note Purchase Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including if available the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Gross Asset Balance” means as of any date of determination, the sum of, for all Invoices upon which an Advance has been made or requested, the product of, for each invoice issued by EDS or one of its Affiliates to the NMCI Contract Obligor pursuant to the NMCI Contract in respect of NMCI Deliverables and a particular Task Order or Task Orders:

(a) the monthly amount payable as stated in each such Invoice; times

(b) the number of months in the Borrowing Base Period, determined at the time such Advance was made or requested, as to which such Invoice relates; times

(c) the Advance Rate; times

(d) the quotient of:

(1) the remaining number of months in the respective Advance Paydown Period of the Equipment Receivable related to that Invoice; divided by

(2) the number of months in the initial Amortization Period for the Equipment Receivable related to that Invoice;

provided, however, that, for purposes of the calculation of the foregoing amounts, the amount of any such Invoice does not exceed the monthly price specified in the NMCI Contract associated with the related Task Order or Task Orders covered by such Invoice and provided further that no Invoice issued in respect of the same NMCI Deliverables as another Invoice already included in the Gross Asset Balance shall be included in the Gross Asset Balance and that Invoices relating to a Task Order for which an Advance was made, but has been paid in full, shall be deemed to be Invoices relating to a Task Order or Task Orders as to which no Advance has previously been made for purposes of calculating the Gross Asset Balance, Borrowing Base Period, the Advance Paydown Period and the Amortization Period; and provided further that, for purposes of the Advance to be made on the Funding Date, the Gross Asset Balance shall be recalculated as of the Funding Date based on the assumption that no prior Advances had been made and the Outstanding Amount immediately after the Funding Date is the amount advanced on the Funding Date.

“Guaranty” means that Amended and Restated Guaranty dated as of the date hereof, made by EDS in favor of the Issuer and the Indenture Trustee, among others, as the same may be as amended, supplemented or otherwise modified from time to time.

“Hedge Agreement” has the meaning given in the Note Purchase Agreement.

“Hedge Counterparty” means Citibank, N.A. or any successor Hedge Counterparty under the Transaction Documents.

“Hedging Requirements” has the meaning given in the Note Purchase Agreement.

“Indenture” means the Indenture, dated August 1, 2001, as amended and restated as of the date hereof, between the Issuer, EIS, as Servicer, EDS, as a Seller and as Guarantor and U.S.

Bank National Association, as successor in interest to State Street Bank and Trust Company, as Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Sellers and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Interest Period” means, for any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the date on which the first Advance occurs) to but excluding such Distribution Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules of the Securities and Exchange Commission promulgated pursuant thereto.

“Invoice” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Issuer” means the Government Contract Receivables Note Trust, a Delaware business trust, which is established by the certificate of organization relating thereto and the Trust Agreement.

“Issuer Contract Payments Assignment” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Level 1 Delinquency Ratio Test” means a test that is satisfied, as of the last day of any calendar month, if:

(a) Prior to the Distribution Date occurring four months after the total number of seats generated and installed under the NMCI Contract is equal to or greater than 345,000, the average Collection Ratio for the prior three calendar months, is equal to or greater than 55%; or

(b) Beginning on the Distribution Date occurring four months after the total number of seats generated and installed under the NMCI Contract is equal to or greater than 345,000, the average Collection Ratio for the prior three calendar months, is equal to or greater than 70%.

“Level 1 Delinquency Ratio Test Cure Period” means a period of any three consecutive calendar months occurring after the last instance in which the Level 1 Delinquency Ratio Test is not satisfied in which the average of the Collection Ratios for each of those three calendar months is equal to or greater than (x) 70% with respect to a failure of the Level 1 Delinquency Ratio Test set forth in subclause (a) of such definition and (y) 75% with respect to a failure of the Level 1 Delinquency Ratio Test set forth in subclause (b) of such definition.

“Level 2 Delinquency Ratio Test” means a test that is satisfied, as of the last day of any calendar month, if

(a) Prior to the Distribution Date occurring six months after the total number of seats generated and installed under the NMCI Contract is equal to or greater than 345,000, the average Collection Ratio for the prior five calendar months, is equal to or greater than 55%; or

(b) Beginning on the Distribution Date occurring six months after the total number of seats generated and installed under the NMCI Contract is equal to or greater than 345,000, the average Collection Ratio for the prior five calendar months, is equal to or greater than 70%.

“Lien” means any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational or precautionary purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to the Indenture shall not be deemed to constitute a Lien.

“Liquidity Fee” has the meaning given to such term in the Note Purchase Agreement.

“Liquidity Fee Rate” for any Managing Agent and its related Ownership Group, has the meaning set forth in the Fee Letter.

“Managing Agent” has the meaning given to such terms in the Note Purchase Agreement.

“Maximum Amount” has the meaning given in the Note Purchase Agreement.

“Monthly Interest” has the meaning given in Section 2.06 of the Note Purchase Agreement.

“Monthly Report” means the report in the form of Exhibit 4 to the Indenture and Exhibit D to the Sale and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“NMCI Contract” means the agreement referred to as Contract N00024-00-D-6000 dated as of October 6, 2000 between the NMCI Contract Obligor and EDS in the form delivered to each Managing Agent and its counsel and subject to amendments made without violating the Sale and Servicing Agreement.

“NMCI Contract Obligor” has the meaning given to such term in Section 1.1 of the Sale and Servicing Agreement.

“Note Initial Principal Amount” has the meaning given in the Note Purchase Agreement.

“Note Interest Rate” has the meaning given to such term in the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 19, 2001, as amended and restated as of October 22, 2003, among the Issuer, EDS, EIS, the Indenture Trustee, and the Conduit Purchasers, Committed Purchasers, Managing Agents and Alternate Transferees from time to time party thereto.

“Note Register” has the meaning given in Section 2.4 of the Indenture.

“Note Repurchase Price” has the meaning given in the Note Purchase Agreement.

“Noteholder” means the Person in whose name a Note is registered on the Note Register or, at any time when a Note is registered in the name of a Managing Agent, the term “Noteholder”, shall mean each Owner in such Managing Agent’s Ownership Group then party to the Note Purchase Agreement.

“Notes” means all Notes issued by the Issuer pursuant to the Indenture.

“Notice Date” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Notices” has the meaning given in Section 6.4(a) of the Sale and Servicing Agreement.

“Obligations” means the Outstanding Amount, together with all accrued and unpaid interest thereon, all Breakage Amounts and Additional Amounts, and all other payment obligations of the Issuer to the Administrative Agent, each Managing Agent, the Noteholders, the Indenture Trustee, the Hedge Counterparty and the Owner Trustee under the Transaction Documents.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of either Seller or the Servicer and delivered to the Indenture Trustee.

“Operations Account” has the meaning given in Section 8.3 of the Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for EDS and/or EIS or the Servicer and who shall be reasonably acceptable to the Indenture Trustee, provided that a Tax Opinion shall be an opinion of nationally recognized tax counsel.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser (as defined in Section 8-303 of the UCC);

provided that in determining whether the Noteholders representing the requisite Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trustee Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may conclusively rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” means, at any date of determination, the aggregate Outstanding Principal Balance of all Notes Outstanding at such date.

“Outstanding Principal Balance” has the meaning given in the Note Purchase Agreement.

“Owner” has the meaning given in the Note Purchase Agreement.

“Owner Trustee” means The Bank of New York (Delaware), a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Ownership Group” has the meaning given in the Note Purchase Agreement.

“Permitted Investments” means (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or guaranteed by the United States of America, (ii) time deposits in, certificates of deposit of, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities, provided, however, that at the time of the

Trust’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively, in the case of the certificates of deposit or short-term deposits, or a rating from Moody’s of Aaa and from Standard & Poor’s of AAA in the case of the long-term unsecured debt obligations, or such time deposits are fully insured by the FDIC, (iii) certificates of deposit having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively, and (iv) investments in money market funds rated in the highest investment category by Moody’s and Standard & Poor’s; (b) demand deposits in the name of the Issuer or the Indenture Trustee in any depositary institution or trust company referred to in (a) (ii) above; and (c) securities not represented by an instrument, which are registered in the name of the Indenture Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Issuer or the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share and (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and to which each Managing Agent has provided its consent.

“Permitted Liens” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, statutory trust, business trust, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program Support Agreement” has the meaning given in the Note Purchase Agreement.

“Program Support Provider” has the meaning given in the Note Purchase Agreement.

“Qualified Account” means either (a) a segregated account with an Eligible Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from Moody’s and Standard & Poor’s in one of its generic credit rating categories that signifies investment grade and it being understood that it is in the best interests of the parties to the Transaction Documents that the assets held in any such account shall be for all purposes the property of the Issuer (but subject to the Lien of the Indenture) and that the Eligible Institution or depositary institution shall not have any interest in such assets.

“Rapid Amortization Event” means:

(a) either Seller becomes aware, or reasonably believes, that the NMCI Contract Obligor intends to terminate, rescind or cancel the NMCI Contract;

(b) either Seller receives a notice from the NMCI Contract Obligor informing that Seller of its intention to terminate, rescind or cancel the NMCI Contract that is not withdrawn;

(c) the NMCI Contract is terminated, rescinded or cancelled;

(d) on any two consecutive Distribution Dates, after the application of the funds available in the Operations Account in accordance with Article VIII of the Indenture, the Outstanding Amount plus all accrued and unpaid interest thereon exceeds the Borrowing Base;

(e) either Seller has received from the NMCI Contract Obligor a “cure notice” (as such term is used in the Federal Acquisition Regulations) demanding that one or both of the Sellers cure a default under, a breach of, or a failure to perform the Sellers’ obligations under, the NMCI Contract and such “cure notice” remains outstanding and such default, breach or failure remains uncured; or

(f) the Level 1 Delinquency Ratio Test shall not have been satisfied and the Level 1 Delinquency Ratio Test Cure Period shall not have occurred;

and, in each case, which event does not yet give rise to a Termination Event.

“Rate Cap Agreement” has the meaning given in the Note Purchase Agreement.

“Record Date” means, with respect to any Distribution Date, the last Business Day of the calendar month immediately preceding such Distribution Date.

“Release” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Repurchase Price” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Repurchase Assets” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Required Noteholders” has the meaning given in the Note Purchase Agreement.

“Requirements of Law” for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, which is final and not subject to any appeal, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local.

“Responsible Officer” means, as to the Issuer or the Owner Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Issuer or Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 19, 2001, as amended and restated as of October 22, 2003, among the Sellers, the Servicer and the Trust, as Issuer.

“Securities Account” means the Operations Account.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of September 19, 2001, between the Issuer and the Indenture Trustee, as Securities Intermediary and Secured Party.

“Seller” means, as the context may require, either or both of EDS and EIS.

“Servicer” means EIS.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, or its successor.

“Stated Amount” with respect to a Note means an amount equal to the dollar amount specified on the face of such Note, which represents the maximum aggregate outstanding principal amount of the Advances pursuant to such Note.

“Strike Interest Rate” has the meaning given in the Note Purchase Agreement.

“Subject Equipment” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Task Order” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Task Order Specific Contract Payments” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization of the Notes as debt, (b) such action will not cause the Issuer to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Terminating Ownership Group” has the meaning given in the Note Purchase Agreement.

“Termination Date” means the earliest to occur of (i) the date specified by EDS as the Termination Date in a written notice from EDS to each Managing Agent and the Owner Trustee, delivered at least 60 days prior to such specified date; (ii) the day on which a Termination Event or Event of Default has occurred and is continuing if any Managing Agent delivers a notice of termination following such event unless such Termination Event or Event of Default is an Event of Default described in paragraph (f) or (g) of Section 5.1 of the Indenture, in which case, such Termination Event shall be automatic and not require notice; (iii) the date of termination of the NMCI Contract; and (iv) the Final Maturity Date.

“Termination Event” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Termination Pay-Out Amount” means, for any Terminating Ownership Group, an amount paid to the Managing Agent for such Terminating Ownership Group for the 36 Distribution Dates following the Commitment Termination Date on which such Ownership Group became a Terminating Ownership Group, equal to Outstanding Principal Balance of such Terminating Ownership Group’s Note, determined as of such Termination Date divided by the lesser of (i) the weighted average Advance Paydown Period for all portions of all Advances which that Terminating Ownership Group funded and (ii) 36; provided that if a Rapid Amortization Event has occurred but no longer exists and amounts in excess of the “Termination Pay-Out Amount” were paid to the members of the Terminating Ownership Group pursuant to Section 8.4(b) of the Indenture while the Rapid Amortization Event was continuing, such excess shall be applied to the monthly payments to be made under Section 8.4(b)(vii) of the Indenture in reverse order of maturity.

“Transaction Documents” means each of the Indenture, Sale and Servicing Agreement, Trust Agreement, Note Purchase Agreement, Administration Agreement, Guaranty, Securities Account Control Agreement, the Notes, the Administrative Agent Fee Letter, the Fee Letter, each Hedge Agreement, the Contract Payments Assignment, the Issuer Contract Payments Assignment and any other documents related to this transaction other than the NMCI Contract.

“Transfer Agent and Registrar” has the meaning given in Section 2.4 of the Indenture.

“Trust Agreement” means the Trust Agreement relating to the Issuer, dated as of August 1, 2001, between EDS, EIS and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning given in Section 1.1 of the Sale and Servicing Agreement.

“Trust Estate” means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Section 2.05 of the Trust Agreement and Section 2.1 of the Sale and Servicing Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Operations Account, and all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Transaction Documents.

“Trustee Officer” means, with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Services Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“UCC” means the Uniform Commercial Code, as in effect in any specified jurisdiction.

“Unamortized Equipment Receivables Balance,” at any date of determination, means the sum, for all Equipment Receivables that are Eligible Assets and on which the NMCI Contract Obligor has not defaulted, of the product of (x) the quotient of the portion of the Equipment Receivable Consideration that the Servicer has identified in the related Notice of Advance as related to such Equipment Receivables divided by the weighted average of the initial number of months in the Amortization Period for all such Equipment Receivables and (y) the weighted average of the number of calendar months remaining in the Amortization Period for all such Equipment Receivables at such time.

“Withdrawal Date” means the date on which the Servicer makes any withdrawal from the Operations Account pursuant to Section 8.4(a) of the Indenture.